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                 WASHINGTON NATIONAL CORPORATION
                          EXHIBIT 10.8

                        SECOND AMENDMENT
                               TO
                      EMPLOYMENT AGREEMENT


     WHEREAS, Washington National Insurance Company, an Illinois insurance corporation (the "Company"), Washington National Corporation, a Delaware corporation ("WNC"), and _______________ ("Employee"), entered into an Employment Agreement dated as of _________________, as amended on ("Agreement"); and

     WHEREAS, Company, WNC and Employee desire to further amend the Agreement, in certain respects, to clarify the intent thereof;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Section 5(a)(iv) of the Agreement shall be amended in its entirety to read:

                    (iv)  Severance Period  shall mean the
          balance of the term of employment as it exists immediately prior to the Date of Termination.

     2. Section 5(b)(i) of the Agreement shall be amended in its entirety to read:

                    (i)  In lieu of the amounts payable under
          Section 3, the Company shall pay to the Employee within ten days after the Date of Termination, in a lump sum payment, an amount equal to twice the sum of (A) the Employee's salary (at the Employee's then current fixed annual salary level), and (B) a bonus under the Incentive Compensation Plan in an amount equal to the higher of (1) the annual bonus most recently paid to the Employee by the Company or WNC, and (2) the annual bonus paid by the Company or WNC to the Employee for or on behalf of calendar year 1996.

     3. The last sentence of Section 5(b)(ii) of the Agreement shall be amended in its entirety to read:

          The Employee also shall receive the
          additional benefits set forth in Subsections
          4(b) and 4(d) through the Date of Termination and the additional benefits set forth in Subsection 4(c) through the end of the Severance Period.


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     4.   Section 5(b)(iv) of the Agreement shall be amended in
          its entirety to read:

          If the Employee is using an automobile
          pursuant to WNC's Senior Executive Automobile
          Policy on the Date of Termination, the
          Employee may continue to use such automobile during the Severance Period. If the lease on the automobile expires during the Severance
          Period, WNC shall enter into a new lease for a new automobile for the Employee's use that expires at the end of the Severance Period.
          WNC shall assign any right WNC has to
          purchase the automobile upon expiration of the lease to the Employee if the Employee so requests. While the Employee uses the automobile during the Severance Period, WNC shall continue to provide benefits to the Employee in accordance with WNC's Senior
          Executive Automobile Policy, existing at the Date of Termination, regarding maintenance, fuel, insurance and income recognition related to leased automobiles.

     5.   Section 5(b)(vi) is deleted.

     6. Section 5(d) of the Agreement shall be amended in its entirety to read:

          The parties agree that, in the event of
          the Company's or WNC's breach or constructive breach of this Agreement, the payments and benefits provided for in this Section 5 shall constitute liquidated damages for any such breach. The parties further agree that (i) the Employee shall not be required to mitigate his damages by seeking other employment or otherwise, and (ii) the Company's and WNC's obligations under this Agreement shall not be reduced in any way by reason of any compensation received by the Employee from sources other than the Company and WNC after the Date of Termination;
          provided, however, that any payments pursuant to Subsection 5(b)(i) or 5(c) of this Agreement shall reduce dollar for dollar amounts payable under any severance pay policy of the Company, WNC or any of their subsidiaries.

     Except as otherwise set forth in this Second Amendment, the provision of the Agreement shall continue in full force and effect.


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     IN WITNESS WHEREOF, the parties have executed this Second
Amendment to the Agreement, effective as of the 11th day of September, 1997.


                    WASHINGTON NATIONAL INSURANCE COMPANY



                    By:


                    Its:


                    WASHINGTON NATIONAL CORPORATION



                    By:


                    _________________________________, Employee